UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard Suite 700 Sunny Isles Florida 33160

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 30, 2018, Marc Yahr resigned from all positions with Bespoke Extracts, Inc. (the “Company”) including as President and Chief Executive Officer of the Company, provided Mr. Yahr continues to serve as a member of the board of directors. Mr. Yahr’s resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

Effective October 30, 2018, the Board of Directors (the “Board”) of the Company appointed Niquana Noel as President and Chief Executive Officer, of the Company. There are no family relationships between Ms. Noel and any of our other officers and directors.

Set forth below is the biographical information of the newly appointed officer and director, as required by Item 401 of Regulation S-K.

Ms. Noel is a proven entrepreneurial executive with expertise in operations, finance and accounting, SEC reporting and compliance, staffing, marketing and corporate governance. Ms. Noel has spent nearly two decades working with privately-held and publicly-traded micro and small cap companies. Prior to Bespoke Extracts, from 2008 through 2018, Noel was a key member of the leadership team at Hash Labs, Inc. (formerly MedeFile International, Inc.). She originally joined the Company as Operations Manager in 2008 and rose through the ranks to serve as Chief Operating Officer and a director on the Board before ascending to President, Chief Executive Officer and Chairwoman of the Board. Early in Ms. Noel’s career while working for a serial entrepreneur, she was charged with overseeing daily business operations for interests ranging from the ownership and operation of cemeteries in Maryland, Virginia and Florida; to the ownership and operation of exotic, high performance auto dealerships and auto accessory businesses in south Florida. While serving as an operations manager at the Company Ms. Noel was paid an annual salary of $84,000.

Effective October 30, 2018, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Noel pursuant to which Ms. Noel will serve as the Company’s Chief Executive Officer and president. Ms. Noel will serve as President and Chief Executive Officer of the Company for a term of four years, unless earlier terminated pursuant to the terms of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Ms. Noel salary is 96,000 per annum and she received a warrant (the “Warrant”) to purchase up to 20,000,000 shares of the Company’s common stock at an exercise price of $0.0001 per share. Ms. Noel exercised the warrant and has been issued 20,000,000 shares of the Corporation’s stock.

The foregoing description is a summary only and does not purport to set forth the complete terms of the Employment Agreement and Warrant which are is qualified in their entirety by reference to the Employment Agreement and Warrant filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 5.01 Change in control of Registrant;

        The information under Item 1.01 is incorporated by reference into this Item 5.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant

10.1	Niquana Noel Employment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: November 2, 2018	By:	/s/ Niquana Noel
Niquana Noel Chief Executive Officer

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